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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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           FLEETBOSTON                              FLEET CAPITAL
      FINANCIAL CORPORATION                           TRUST VI
    (Exact name of registrant                  (Exact name of registrant
   as specified in its charter)        as specified in its certificate of trust)
          RHODE ISLAND                                  DELAWARE
  (State or other jurisdiction                (State or other jurisdiction
 of incorporation or organization)          of incorporation or organization)
           05-0341324                                  04-6861970
(I.R.S. employer identification number)  (I.R.S. employer identification number)

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                               One Federal Street
                           Boston, Massachusetts 02110
          (Address of principal executive offices, including zip code)
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If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
securities pursuant to Section                  securities pursuant to Section
12(b) of the Exchange Act and                   12(g) of the Exchange Act and
is effective pursuant to General                is effective pursuant to General
Instruction A.(c), please check                 Instruction A.(d), please check
the following box. [x]                          the following box.[ ]


Securities Act registration statement file number to which this form relates:

                                 333-36444
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                             (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                      Name of Each Exchange on Which
     to be so Registered                      Each Class is to be Registered
     -------------------                      ------------------------------

Trust Originated Preferred                    New York Stock Exchange, Inc.
Securities of Fleet Capital
Trust VI (and the Guarantee
by FleetBoston Financial
Corporation with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

None
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              The class of securities to be registered hereby consists of the 8.80% Trust Originated Preferred Securities(SM) (the "TOPrS(SM)" or "Trust Preferred Securities"), representing undivided beneficial ownership interests in the assets of Fleet Capital Trust VI, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), together with the Trust Preferred Securities Guarantee by FleetBoston Financial Corporation, a Rhode Island corporation, in favor of the holders of the Trust Preferred Securities.

              For a description of the Trust Preferred Securities, reference is made to the information set forth under the headings "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantees" in the Registration Statement on Form S-3 (Registration No. 333-36444) filed with the Securities and Exchange Commission (the "Commission") on May 5, 2000, as amended by Amendment No. 1 thereto filed with the Commission on May 26, 2000 (the "Registration Statement"), which description is incorporated herein by reference. Definitive copies of the prospectus describing the terms of the Trust Preferred Securities have been filed pursuant to Rule 424(b) under the Act and are incorporated herein by reference.

ITEM 2.       EXHIBITS.

2.1 Certificate of Trust of Fleet Capital Trust VI, as amended by First Amendment to Declaration of Trust of Fleet Capital Trust VI (referenced in Exhibit 4(q)(i) to the Registration Statement, and incorporated by reference to Exhibit 4(a)(vi) to Registration Statement No. 333-48043 and Exhibit 4(t)(i) to Registration Statement No. 333-86829).

2.2 Declaration of Trust of Fleet Capital Trust VI, as amended by First Amendment to Declaration of Trust of Fleet Capital Trust VI (referenced in Exhibit 4(r)(i) to the Registration Statement, and incorporated by reference to Exhibit 4(b)(vi) to Registration Statement No. 333-48043 and Exhibit 4(u)(i) to Registration Statement No. 333-86829).

2.3 Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities (referenced in Exhibit 4(s) to the Registration Statement, and incorporated by reference to Exhibit 4(v) to Registration Statement No. 333-86829).

2.4 Form of Indenture relating to Junior Subordinated Debentures between FleetBoston Financial Corporation and The Bank of New York, as Trustee (referenced in Exhibit 4(t) to the
              Registration Statement, and incorporated by reference to
              Exhibit 4(w) to Registration Statement No. 333-86829).

2.5 Form of Supplemental Indenture to be used in connection with the issuance of the Junior Subordinated Debentures and Preferred Securities (referenced in Exhibit 4(u) to the Registration Statement, and incorporated by reference to Exhibit 4(x) to Registration Statement No. 333-86829).


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2.6           Form of Preferred Security (referenced in Exhibit 4(v) to the
              Registration Statement, and incorporated by reference to
              Exhibit 4(v) to Registration Statement No. 333-86829).

2.7 Form of Junior Subordinated Debenture (referenced in Exhibit 4(w) to the Registration Statement, and incorporated by reference to Exhibit 4(x) to Registration Statement No. 333-86829).

2.8 Form of Preferred Securities Guarantee (referenced in Exhibit 4(x) to the Registration Statement, and incorporated by reference to Exhibit 4(aa) to Registration Statement No. 333-86829).





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                                   SIGNATURES

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.


Dated:  June 26, 2000                     FLEET CAPITAL TRUST VI



                                          By:      /s/ DOUGLAS L. JACOBS
                                             ---------------------------------
                                          Name:    Douglas L. Jacobs
                                          Title:   Regular Trustee


                                          FLEETBOSTON FINANCIAL CORPORATION



                                          By:      /s/ DOUGLAS L. JACOBS
                                             ---------------------------------
                                          Name:    Douglas L. Jacobs
                                          Title:   Regular Trustee




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